Exhibit 10.2

Memorandum of Understanding

Party A: XIAMEN HEYU HOTEL MANAGEMENT CO., LTD.

Party B: XIAMEN YUANBO BAY HOT SPRING HOTEL CO., LTD.

With the purpose of resource sharing and mutual development, Party A and Party B agree as follows through friendly negotiation on the principle of equality and mutual benefit:

1.	Party B agrees to list the project assets located at Xingjin Road, Jimei District as Party A’s target asset for listing in a packaged portfolio. Party A pays the down payment to Party B by the end of January of 2015.
2.
3.	The memorandum of understanding herein shall be applies for business cooperation between the two parties but not be considered as an evidence for any specific project.
4.	Both parties and their departments have the obligation to keep the commercial confidentiality herewith.
5.	Both parties agree to resolve the matters not covered herein through further negotiation.
6.	This memorandum of understanding is in duplicate with both parties holding one copy respectively.
7.	This memorandum of understanding shall come into force upon the date of signing by both parties.

PARTY A: STAMP OF Xiamen Heyu Hotel Management Co., Ltd. with signature

PARTY B: STAMP OF Xiamen Yuanbo Bay Hot Spring Hotel Limited. with signature of Zhihua Zhou

07th Dec, 2014